RESELLER'S REPRESENTATIVE AGREEMENT
                   ------------------------------------------
                     (Switch-Iess Re-Seller's Rep Agreement)

THIS AGREEMENT is entered into on November 1, 1999, by and between EasyTel, a Nevada corporation (hereinafter 'EasyTel') and Network TwentyOne International, Inc., (hereinafter, Network TwentyOne").

RECITALS

1. EasyTel is an electronic information and enhanced telecommunication services and systems provider to end users as "Business Services", and through its Switched Re-Seller agreement with M&M Communications and Pacific TelCom, Inc, (hereinafter jointly "Switched Re-Sellers"), to Network TwentyOne as "Commercial Services", and;

2. EasyTel offers proprietary information services, the Universal Telephone Number, Follow-Me services, Call Screening, voice mail, FaxMail, Fax-on-Demand, paging, domestic and international telephone service, Pre-Paid Services, and various call processing programs, as a service, on its proprietary platforms known as 'The Universal Office", (hereinafter "EasyTel Services"), and;

3. Network TwentyOne currently has access to certain national and international distribution channels consisting of independent business owners, also known as Amway/Quixtar independent business owners (hereinafter "IBOS"), and;

4. Network TwentyOne is a member of a newly created alliance between Network TwentyOne, International Network Associates. ProNet Global Inc, International Leadership Development, and International Connection (hereinafter the "Alliance"), and;

5. The parties wish to replace the Resellers Agreement dated September 4, 1999 (the "Previous Agreement", with this Agreement and create a business relationship in which Network TwentyOne and each member of the Alliance will receive commissions and other compensation based on the amount of EasyTel services sold by each member of the Alliance to their own IBOs, and other independent business owners and professionals, and;

6. Whereas it is the intent of each member of the Alliance to enter into an identical Re-Seller's Representative Agreement contemporaneously, as part of a joint plan and; .

7. "Network TwentyOne Downline" means and refers to customer3 that are referred to EasyTel by Network TwentyOne IBOs (or such IBO's referees whether or not such referees are IBOs).



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NOW  THEREFORE,  the  parties  agree  as  follows:  1.  Easytel's  Charges

EasyTel's charges for using EasyTel's Universal Telephone Number for customers that are referred by Network TwentyOne Downline are as follows:

     a. $25 Activation Fee. (Upon written notice to EasyTel, Network TwentyOne or any other member of the Alliance can choose to have the activation fee waived or reduced for their own IBOs).

     b.   $25 Monthly Fee

     c. $25 usage for prepaid calling time will be established by the users floor limit.

2.   Compensation to Network TwentyOne

     a.   For  each  Network  TwentyOne   Downline  who  activates  a  Universal
          Telephone   Number,   EasyTel  shall  pay  to  Network  TwentyOne  the
          following:

          I The $25 activation fee paid by each Network TwentyOne Downline (or such lesser amount paid should Network TwentyOne request that the activation fee be reduced).

          II A $5 per user commission paid each month for each Network TwentyOne Downline with a Universal Telephone Number. The total number of TwentyOne Downline for the payment calculation will be based on the number of TwentyOne Downline who have current Universal Telephone Numbers on the 25th of the month. (I.e. if 1000 TwentyOne Downline are subscribers to the Universal Telephone Number as of the 25th of the month, then Network TwentyOne would receive $5,000 as a commission for that particular month).

          III A ten percent (10%) commission on all billable telecommunication usage generated by TwentyOne Downline will be paid each month to Network TwentyOne.

3.   Compensation to the Alliance

     a. The Alliance and/or its members may sell EasyTel services to other IBOs who are not a part of or belong to any of the Alliance Members (for example other Amway or Quixtar Distributors) but are IBOs who would like to utilize EasyTel Services (hereinafter .'Non-Alliance


          IBO"). The term "Non-Alliance IBO for the purposes of calculating payments owned to the Alliance shall also include customers that are referred to EasyTel by Non-Alliance IBOs and such lBO's downline referrals (whether(or not such referrals are IBOs). . For each new Non-Alliance IBO who activates a Universal Telephone Number, EasyTel shall pay the ALLIANCE directly the following:
          -------------------------------------------------------

          I    A $5 activation fee.

          II A $1.00 per user commission paid each month for each Non-Alliance IBO with a current Universal Telephone Number. The total number of Non-Alliance IBOs for the ,payment calculation , will be based on the number such IBOs with active Universal Telephone Numbers on the 25th of the month. (I,e. if 1000 Non-Alliance IBOs are active subscribers to the Universal Telephone Number as of the 25th of the month, then the Alliance would receive $1.000 as a commission for that particular month).

          III A five percent (5%) commission on all billable telecommunication usage generated by the Non-Alliance IBOs will be paid each month directly to the Alliance.

4. For every account referred to EasyTel, a monthly credit of $2.50 will be applied to the referring person's EasyTel account. ("EasyTip credit). In this way, an EasyTel subscriber can build unlimited EasyTel credit to offset their telecommunication expenses.

5.   SIX Month Exclusive Marketing Rights to the Alliance

     Network TwentyOne. in a previous agreement with EasyTel, for a one-time none-refundable fee, reserved the exclusive right to irltroduce and sell EasyTel services to other North American Amway organiziations for a period of 90 days. Network TwentyOne and EasyTel agree to transfer this exclusive right to the Alliance.

     In consideration for the Alliance and all its members agreeing to endorse and utilize the EasyTel Universal Telephone Number as its exclusive company sanctioned unified messaging tool. EasyTel agrees to extend the above exclusive right to a term of six months from the date of this Agreement. Easytel acknowledges that members of the Alliance will maintain a few Amvox accounts for administrative purposes.


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     In the event Network  TwentyOne,  or any other member of the Alliance,  has negotiated a Letter of Intent with another Amway organization within the six month period regarding the EasyTel services, EasyTel agrees .to allow an additional 30 days to execute a final Re-Seller Agreement with any such organization.

     In the event that during the above six months, other North American Amway groups establish contact with EasyTel in order to negotiate a contract with EasyTel, but without the involvement of the Alliance, EasyTel is free to conclude such negotiations on the condition that it preserves the compensation to the Alliance as per section 3 above.

6.  Restricted  Use  of  Name  EasyTel
    ----------------------------------

     a.   Network   TwentyOne  may  utilize   EasyTel's   trademarks   "EasyTeI,
          "Universal Telephone Number" and "Universal Office" but only for the purpose of re-selling EasyTel Services.

     b. This grant of the right to utilize EasyTel's trademarks shall not give .rise to any proprietary interest or claim to the naml3 EasyTel or any specific product, service or geographical territory, but rather shall merely indicate that Network TwentyOne is an authorized Re-Seller's Rep of EasyTel products and services.

7    No  Exclusive  Territory  or Other  Relationship
     ------------------------------------------------

     This agreement does not grant to Network TwentyOne any geographical territory, exclusive or otherwise. This agreement does not create any partnership, joint venture, agency, franchise or relationship other than specifically described herein.

8.   EasyTel  Services
     -----------------

     EasyTel services and products shall consist of services provided by EasyTel on its proprietary platforms and 5ervices purchased by EasyTel from its subsidiaries, affiliates and other service providers under its own private label and specifications or services and equipment provided by EasyTel as a Re-Seller's and/or aggregator .

9.   No  Franchise  Fee
     ------------------

Network  TwentyOne  shall  not  pay  EasyTel  any  franchise  fees.

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10.  Network  TwentyOne  Production  Quotas  and  Other  Standards
     -------------------------------------------------------------

     a. The Network TwentyOne agrees to produce at least 1000 new EasyTel customers each quarter during the first five quarters or cumulative new customers of 1000 in the 1st quarter, 2000 by the second quarter, 3000 by the third quarter and so on. Network TwentyOne will have met all Production Quotas for purposes of this agreement should they produce 5,000 new EasyTel customers by the end of the fifth quarter.

     b. Network TwentyOne shall not collect money from IBOs for EasyTel services, as collection obligations shall be borne by EasyTel.

     c.   Network  TwentyOne shall  accurately  disclose all charges to its IBOs
          correctly.   Network  TwentyOne  and  its  representatives  SHALL  not
          misrepresent any of the EasyTel Services.

     d. EasyTel shall have the right to cancel this agreement without compensation of any kind to Network TwentyOne if Network TwentyOne is in breach of any of the subparagraphs above. However, EasyTel shall not be entitled to a refund of those amount paid to Netvwork TwentyOne prior to cancellation hereof. EasyTel shall not exercise its right of termination without first having given 30 days written notice to Network TwentyOne. Cancellation of this agreement shall be EasyTel's sole remedy, and Network TwentyOne shall not be liable for damages, consequential or incidental, as a result of a breach of any of the terms of this Agreement.

11.  Activation  Fees,  Commissions  and  Overrides
     ----------------------------------------------

     EasyTel shall calculate activation Fees, Commissions and Overrides on total payments collected. EasyTel will maintain all Activation Fees, Commissions and Overrides records. Said Records will be provided via a monthly report submitted by EasyTel to Network TwentyOne. Commissions and Overrides will not be paid on bad debt, charge backs, write-offs or fraud (collectively "Non-Commission Amounts"). EasyTel shall offset a[1 commissions advanced on "Non-Commission Amounts" against all Commissions due. Network TwentyOne shall not be entitled to receive any Commissions or Overrides with respect to any customer not accepted by EasyTel for services, or which are terminated (excluding amounts due to Network TwentyOne prior to such termination), or any services not covered by this Agreement.

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12.  Promotional  Information
     ------------------------

     Network TwentyOne agrees to adhere to all standards set forth by EasyTel for the preparation and distribution of both advertising and promotional materials.

     All promotional material must be pre-approved by EasyTel when the Network TwentyOne or Network TwentyOne clients use EasyTel's logo and name, before it is distributed to the public.

13.  Advertising
     -----------

     Network TwentyOne agrees to submit all advertisements to EasyTel in advance, for the purpose of screening to determine compliance with EasyTel policies. EasyTel shall promptly review all such advertising and shall not unreasonably withhold its approval of such advertising. Publication of advertising without prior approval by EasyTel shall be grounds for termination of this Agreement by EasyTel. Any marketing and promotional materials developed by Network TwentyOne for EasyTel at Network TwentyOne's expense shall be restricted to the sole use of Network TwentyOne, Network TwentyOne's clients.

GENERAL  TERMS  AND  CONDITIONS

1.  MUTUAL  NONDISCLOSURE

     WHEREAS, in connection with the contemplated transaction between the parties,

     each party to this Agreement may find it beneficial to disclose to the other party documentation or other technical business information (hereinafter "INFORMATION") which the disclosing party considers proprietary. It is specifically understood and agreed that INFORMATION described pursuant to this agreement may be marked proprietary. Either because it has been developed internally by the disclosing party or because it has been received by the disclosing party subject to a continuing obligation to maintain the confidentiality of the INFORMATION, or for other reasons.

A. INFORMATION deemed to be proprietary which is provided in a tangible form shall be marked in a manner to indicate that it is considered proprietary or otherwise subject to limited distribution as provided herein. If the INFORMATION is provided orally, the disclosing individual shall clearly identify it as being proprietary at the time of disclosure.

B. With respect to INFORMATION provided under this Agreement, the party to whom the INFORMATION is disclosed, its agents and any consultants working with the


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party  in  regard  to  this  matter  shall;

     a. Hold the INFORMATION in confidence and protect it in accordance with the security regulations by which it protects its own proprietary or confidential INFORMATION which it does not wish to disclose;

     b. Restrict disclosure of the INFORMATION solely to employees and affiliated employees who have a need to know and not disclose it to any other parties.

     c. Advise those employees of their obligations with respect to the INFORMATION

     d. Use the INFORMATION only for the purposes hereunder except as may otherwise be agreed upon in writing.

C. The party to whom INFORMATION is disclosed shall have no obligation to reserve the proprietary nature of any INFORMATION which:

     a. Was previously known to it free of any obligation to keep it confidential

     b.   Is disclosed to third parties by the other party without restriction.

     c.   Is or becomes publicly available by other than unauthorized disclosure

     d.   Is independently developed by it.

D. The INFORMATION shall be deemed the property of the disclosing party and upon request the other party will return all INFORMATION received in tangible form within ten days to the disclosing party or destroy all such INFORMATION.

E Nothing contained in this Agreement shall be construed as granting or conferring rights by license or otherwise in any INFORMATION disclosed.

F. All Confidential Information belongs solely to and is owned exclusively, by the disclosing party.

G. The Confidential Information disclosed in this transaction will not be used for any purpose except as permitted by this Agreement.

H. The Confidential Information disclosed will not in any way be used, directly or indirectly, to compete with the business of the other parties to this agreement.

All parties agree that its affiliates. employees, agents or representatives shall not circumvent or attempt to circumvent the provider of its relationship(s) with any vendors, suppliers, employees, consultants, or other party or parties associated Page 7 of 10 with the provider of the Confidential Information.

J. All parties agree to notify the others immediately upon the receipt of any form of legal process or government order requiring disclosure of the Confidential Information. Parties also agree to cooperate with the disclosing party's effort to preserve the secrecy and confidentiality of the Confidential Information, to the extent provided under applicable laws.

2. TERM. The term of this Agreement shall be for five years, commencing November , 1, 1999. Providing that any provisions of this Agreement are not in default, Network TwentyOne shall have the right to extend the term for two additional five-year periods. Network TwentyOne may exercise this option only by delivering written notice thereof to EasyTel within the last 90 days of the initial term of the first extension.

3. ARBITRATION If any dispute arises between or among the Parties, or if it becomes necessary to enforce the terms of this Agreement, the final binding remedy (except for an injunctive type relief action which will be brought in the State or Federal Courts) will be resolved by arbitration. Any dispute arising between the parties will be submitted to arbitration in the State of Georgia in accordance with the rules of the American Arbitration Association then in effect.

4. INTERPRETATION OF AGREEMENT This Agreement has been negotiated by the parties and shall be given fair and reasonable interpretation in accordance with the words hereof, without regard to who drafted any particular provision hereof.

5. GOVERNING LAW. Any controversy or claim arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

6. ATTORNEY'S FEES. In the event of any action, suit, or proceeding brought under or in connection with this Agreement, the prevailing Party shall be entitled to recover I and the other Party agrees to pay I the prevailing Party's costs and expenses in connection therewith, including reasonable attorney's fees.

7. HEADINGS. The titles or headings used in this Agreement are for reference and convenience only, and are not to be considered in the construction hereof.

8.   TIME  OF  ESSENCE.  Time  is  of  the  essence  in  this  agreement.

9. ASSIGNMENTS. This agreement shall be binding on, and inure to the benefit of the Parties to it and their respective heirs, legal representatives, successors and assignees. Provided, however, that Network TwentyOne may not assign its rights under this agreement without the prior written consent of EasyTel (which shall not be unreasonably withheld). Any assignment made in violation hereof shall be void and shall constitute grounds upon which EasyTel may terminate this agreement


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10.  NOTICES.  All notices,  requests,  demands,  and other communications under this Agreement shall be in writing, and be deemed to have been served on that date if served personally on the Party or on the postmark date affixed by the United . States Postal Service if mailed to the Party. Documents must be mailed by first-class registered or cer1ified mail, Federal Express or special delivery, postage prepaid, and properly addressed as follow.

     IF  TO  EasyTel:                         IF  TO  Pacific  TelCom,  Inc:

     EasyTel                                  Pacific  TelCom,  Inc
     320  East  Charleston  Boulevard         5604  Sligo  Street
     Suite  204-221                           Las  Vegas,  .NV  89130
     Las  Vegas,  Nevada  89104  .

     IF  TO  Network  TwentyOne:              IF  TO  M&M  COMMUNICATIONS

     Network  TwentyOne                       M&M  Communications
     4550  River  Green  Parkway              2030  West  Summerwind
     Suite  100                               Santa  Ana,  CA  92704
     Duluth,  GA  30096

Any Party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above, provided such notification shall not be effective until receipt thereof.

11. SEVERABILITY AND WAIVERS. The invalidity of any provision of this agreement shall not affect the validity or enforceability of the other provisions hereof.

12. AMENDMENTS. No amendment or modification of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in a written and duly executed form by the parties against whom enforcement of the amendment, modification or waiver is sought.

This Agreement constitutes the entire agreement among the parties with respect to the transactions contemplated hereby I and it supersedes all prior oral or written agreements, commitments or understandings among the parties with respect to the matters provided herein.

13. GENERAL RELEASE AND INDEMNITY RELATING TO PREVIOUS AGREEMENT. Because of changes in the previous business relationships between the parties, the formation of the Alliance and in consideration for entering


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into  this  Agreement  all parties hereto waive any claim of any kind or nature, known or unknown, which may have arisen out of the Previous Agreement. ALI parties acknowledge that This general release waives the benefits of Civil Code Section 1542 for California residents, which provides:

nA general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affect his settlement with the debtor"

14. FORCE MAJEURE. Neither Party shall be liable for any delay, interruption, or failure in performance under this Agreement, which results directly or indirectly from acts of God, civil or military authority; acts of public enemies, war, accidents fires, explosions, earthquakes, floods, the elements, tornado's, hurricanes, labor disputes, riots, delays of common carriers or suppliers, voluntary or mandatory compliance's with any governmental act, regulation or request, or any similar cause beyond the control or without the fault of such Party -

15. AUTHORIZATION. In executing this Agreement, the parties each expressly acknowledge, covenant and agree that he/she/it/they have the present intention, ability and willingness to perform each act, condition and covenant described in this Agreement to be performed by each of them. They further acknowledge and agree that the obligations to be preformed them as described herein shall be joint and several in nature.

Dated: November 11 1999

     FOR:  EasyTel                    FOR: Network TwentyOne International, Inc.
     By:  Thomas  Skala,  CEO         By:  Jim  Dornan

     FOR; Pacific TelCom, Inc.        M&M  Communications
     Bill  Angelos,  President        Michael  Murphy.  President
     and  By  Asher  Milqrom,         Corporate  Secretary


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